       As filed with the Securities and Exchange Commission on May 8, 2008
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               BCSB BANCORP, INC.
             (exact name of registrant as specified in its charter)

              MARYLAND                                   26-1424764
  (State or other jurisdiction of             (IRS Employer Identification No.)
  incorporation or organization)

                              4111 EAST JOPPA ROAD
                                    SUITE 300
                               BALTIMORE, MD 21236
                                 (410) 256-5000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               BCSB BANCORP, INC.
                 1999 STOCK OPTION PLAN, AS AMENDED AND RESTATED

                               BCSB BANCORP, INC.
              MANAGEMENT RECOGNITION PLAN, AS AMENDED AND RESTATED
                            (Full Title of the Plan)
                     --------------------------------------

                                                      COPIES TO:
JOSEPH J. BOUFFARD                                    JOEL E. RAPPOPORT
PRESIDENT AND CHIEF EXECUTIVE OFFICER                 THOMAS P. HUTTON
BCSB BANCORP, INC.                                    KILPATRICK STOCKTON LLP
4111 EAST JOPPA ROAD                                  607 14TH STREET, NW
SUITE 300                                             SUITE 900
BALTIMORE, MD 21236                                   WASHINGTON, D.C.  20005
(410) 256-5000                                        (202) 508-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

===================================================================================================================
    Title of each Class of            Amount          Proposed Maximum       Proposed Maximum
       Securities to be               to be            Offering Price       Aggregate Offering        Amount of
          Registered              Registered (1)          Per Share              Price (4)        Registration Fee
-------------------------------------------------------------------------------------------------------------------
         Common Stock
        $.01 par Value          86,151 Shares (2)        $18.99 (3)             $1,636,008               $65
-------------------------------------------------------------------------------------------------------------------
         Common Stock
        $.01 par Value            526 Shares (5)         $11.35 (6)             $    5,971               $1.00
===================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares to be issued pursuant to the BCSB Bancorp, Inc. 1999 Stock Option Plan, as amended and restated (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of BCSB Bancorp, Inc., as permitted by Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2) Represents the shares which may be issued upon the exercise of options to purchase shares of BCSB Bancorp, Inc. common stock granted or to be granted under the Plan.
(3) Weighted average exercise price determined by the average exercise price of $18.99 per share at which options for 86,151 shares (as adjusted) have been granted under the Plan.
(4)  Estimated solely for the purpose of calculating the registration fee.
(5)  Represents the shares which may be issued as stock awards under the Plan.
(6) Represents the closing price of BCSB Bancorp, Inc. common stock on May 5, 2008.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.

BCSB BANCORP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the BCSB Bancorp, Inc. 1999 Stock Option Plan, as amended and restated and the BCSB Bancorp, Inc. Management Recognition Plan, as amended and restated (collectively the "Plans") required by Part I of the Registration Statement will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC by BCSB Bancorp, Inc. (the "Registrant" or the "Corporation") are incorporated by reference in this Registration Statement:

         (a) The Prospectus filed with the SEC by the Registrant (File No. 333-148745), pursuant to 424(b)(3) on February 22, 2008 and supplemented and filed pursuant to 424(b)(3) on March 18, 2008 and April 4, 2008, which includes the consolidated statements of financial condition of BCSB Bankcorp, Inc. and Subsidiaries as of September 30, 2007 and 2006 and the related statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended September 30, 2007, together with related notes and report of Stegman & Company, independent registered public accounting firm, dated December 18, 2007.

         (b) The Form 10-Q report filed by the Registrant for the fiscal quarter ended December 31, 2007 (File No. 333-148745), filed with the SEC on March 24, 2008.

         (c) Current Reports on Form 8-K filed by the Registrant with the SEC on March 12, 2008, March 18, 2008, April 4, 2008 and April 9, 2008 (in each case other than those portions furnished under Item 2.02, 7.01 or 9.01 of Form 8-K).

         (d) The description of the Registrant's common stock contained in Registrant's Form S-1 Registration Statement, including any amendments filed thereto for the purpose of updating that description (File No. 333-148745).

         (e) All documents filed by the Registrant pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act (other than Items 2.02, 7.01 and 9.01 filed under a Form 8-K) after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(b) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy & Aguggia LLP, Washington, D.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

Directors, officers and employees of BCSB Bancorp, Inc. (the "Company" or the "Registrant") may be entitled to benefit from the indemnification provisions contained in the Maryland General Corporation Law (the "MGCL") and the Registrant's Articles of Incorporation. The general effect of these provisions is summarized below.

         Article EIGHTH, Section K of the Registrant's Articles of Incorporation provides:

                  To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         In addition, Article TENTH of the Registrant's Articles of Incorporation provides:

                  The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advances of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

In accordance with Section 2-418 of the MGCL, directors, officers and employees of the Company generally shall be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances unless (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit, in money, property or services; or, (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Additionally, a director may not be indemnified with respect to any proceeding by or in the right of the Company in which the director shall have been adjudged to be liable to the Company. Directors and officers may be provided for judgments, penalties, fines, settlements and reasonable expenses, including attorney's fees, actually incurred in connection with any threatened, pending, or completed action, suit, or proceeding. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         (a)      List of Exhibits (filed herewith unless otherwise noted)

                  5        Opinion of Muldoon Murphy & Aguggia LLP as to the
                           legality of the common stock to be issued
                  10.1     BCSB Bancorp, Inc. 1999 Stock Option Plan, as amended
                           and restated
                  10.2     BCSB Bancorp, Inc. Management Recognition Plan, as
                           amended and restated
                  23.0     Consent of Muldoon Murphy & Aguggia LLP (included in
                           Exhibit 5)
                  23.1     Consent of Stegman & Company
                  24       Powers of Attorney (contained on the signature pages)

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the Offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BCSB Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on May 8, 2008.

                           BCSB BANCORP, INC.


                           By: /s/ Joseph J. Bouffard
                               ---------------------------------------------
                               Joseph J. Bouffard
                               President and Chief Executive Officer
                               (principal executive officer)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joseph J. Bouffard, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                           Title                            Date
       ----                                           -----                            ----

/s/ Joseph J. Bouffard                      President and Chief                       May 8, 2008
-------------------------------             Executive Officer and Director
Joseph J. Bouffard                          (Principal executive officer)


/s/ Anthony R. Cole                         Executive Vice President and              May 8, 2008
-------------------------------             Chief Financial Officer
Anthony R. Cole                             (Principal financial and
                                            accounting officer)


/s/ Henry V. Kahl                           Chairman of the Board                     May 8, 2008
-------------------------------
Henry V. Kahl


                                       6




/s/ H. Adrian Cox                           Director                                  May 8, 2008
-------------------------------
H. Adrian Cox


/s/ William J. Kappauf, Jr.                 Director                                  May 8, 2008
-------------------------------
William J. Kappauf, Jr.


/s/ William M. Loughran                     Director                                  May 8, 2008
-------------------------------
William M. Loughran


/s/ John J. Panzer, Jr.                     Director                                  May 8, 2008
-------------------------------
John J. Panzer, Jr.


/s/ Michael J. Klein                        Director                                  May 8, 2008
-------------------------------
Michael J. Klein


/s/ Ernest A. Moretti                       Director                                  May 8, 2008
-------------------------------
Ernest A. Moretti



                                               EXHIBIT INDEX
                                               -------------

                                                                                                  Sequentially
                                                                                                    Numbered
                                                                                                      Page
   Exhibit No.       Description                      Method of Filing                              Location
----------------     ------------------------------   --------------------------------------     ---------------
       5             Opinion of Kilpatrick Stockton   Filed herewith.
                     LLP

      10.1           BCSB Bancorp, Inc.               Filed herewith.
                     1999 Stock Option Plan,
                     as amended and restated

      10.2           BCSB Bancorp, Inc.               Filed herewith.
                     Management Recognition Plan,
                     as amended and restated

      23.1           Consent of Stegman & Company     Filed herewith.

       24            Power of Attorney                Located on the signature page.


                                                8